Exhibit 6.11

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

MAVERICK ENERGY GROUP, LTD.

DUE APRIL 12, 2022

$100,000.00	Dated as of April 12, 2021

FOR VALUE RECEIVED, Maverick Energy Group, Ltd., a Nevada corporation (the “Company”), promises to pay to Samlou Corporation (the “Holder”), or his/her/its registered assigns, the principal amount of One Hundred Thousand and No/100 ($100,000.00), together with the interest thereon calculated from April 12, 2021, in accordance with the provisions of this Convertible Promissory Note (as may be amended, modified, supplemented and restated from time to time, this “Note”). This Note is one of a series of Notes (the “2021 Bridge Notes”) in an aggregate amount of up to $400,000.00, due April 12, 2021. Payment shall be made by wire as follows:

Bank: Ameris Bank

           4070 U.S. Hwy. 1 South

           St. Augustine, FL 32086

Name on Account: Maverick Energy Group, Ltd.

ABA No.: ###-##-####

Account No.: 204-8814-202

This Note is issued in connection with a warrant for the Holder to acquire 1,000,000 shares of the Company’s common stock exercisable within two (2) years at an exercise price of $.35 per warrant share (the Conversion Shares (defined below) and warrant shares are collectively referred to as the “Registrable Securities”).

No reference herein and no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, as prescribed herein or to convert this Note as provided.

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The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Interest; Repayment; Prepayment.

1.1 Interest. The amount of outstanding principal shall bear interest at a rate of fifteen percent (15%) per annum and shall accrue from April 12, 2021 and shall be calculated on the basis of a 365/366-day year and payable for the actual number of days elapsed. Such interest is payable in cash on the unpaid principal amount hereof, on an annual basis in arrears, on the yearly anniversary date of this Note, until such unpaid principal amount shall become due and payable. Interest payable on this Note on any interest payment date shall be added to the principal amount of this Note (the amount so added will accrue interest from the date thereon).

1.2 Repayment. Unless converted as provided in Section 2 below, all unpaid principal, together with the then accrued interest and any other amounts payable hereunder (the “Outstanding Amount”), shall be due and payable at any time after April 12, 2022 (the “Maturity Date”).

1.3 Security; Seniority. This Note is an unsecured obligation of the Company. The Note will be subordinate to any indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions, but senior to all equity and other indebtedness of the Company.

2. Conversion. The Holder may, at the Holder’s discretion, prior to the Maturity Date, elect to convert some or all of the unpaid principal and accrued interest under the Note into shares of the Company’s common stock, par value $.01 par value per share (the “Conversion Securities”), at the per share price of $.0.20.

2.1 Conversion Procedure.

(a) Conversion. In connection with a conversion of this Note into Conversion Securities pursuant to Section 2.1 above, the Holder shall surrender this Note to the Company’s principal executive office and notify the Company of the Outstanding Amount to be converted to Conversion Securities. The Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal executive office a certificate or certificates for the number of Conversion Securities to which Holder shall be entitled upon such conversion (bearing such restrictive legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). Upon conversion of this Note into Conversion Securities, the Holder shall be entitled to the same rights and privileges as the other investors in such securities.

(b) Fractional Shares; Nonassessable; Effect of Conversion. Any fractional shares to be issued upon conversion of this Note shall be rounded down to the nearest whole share. The Company covenants that the shares issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Upon conversion of this Note in full and the payment of the amounts due under the Note, the Company shall be forever released from all its obligations and liabilities under this Note.

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2.2 Adjustment Due to Dilutive Financing. If, at any time when this Note is issued and outstanding, the Company issues or sells shares of its common stock in a financing at a price less than the Conversion Price, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such financing.

2.3 Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of the Company’s common stock shall be changed into the same or a different number of shares of another class or classes of stock or securities or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Company’s common stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this Section 2.3 unless (a) it first gives, to the extent practicable, ten (10) days prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 2.3. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

2.4 Further Assurances. In connection with the conversion of this Note, Holder, by acceptance of this Note, agrees to execute all agreements and other documents as may be necessary to issue the Equity Securities, including an acknowledgement of repayment under the Note.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

3.1 Failure to Pay. The Company shall fail to pay the Outstanding Amount due and owing under this Note on the Maturity Date.

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3.2 Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company to Holder in this Note shall prove to have been incorrect in any material respect when made.

3.3 Breach of Agreements and Covenants. The Company shall breach any covenant or other material term or condition contained in this Note which breach continues uncured for a period of fifteen (15) days after receipt of written notice from the Holder hereof.

3.4 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) acknowledge its inability to pay its debts as they come due, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

3.5 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Company’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any of its property or other assets for more than $250,000, and the same shall remain unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by the Holders of a majority of the unpaid principal amount of the 2021 Bridge Notes (the “Majority Holders”).

3.7 Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Upon the occurrence or existence of any Event of Default described in Sections 3.1, 3.2, 3.3, 3.6 and 3.7 and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to Company, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3.4 and 3.5, immediately and without notice, this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to him by law.

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4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

4.1 Purchase Entirely for Own Account. Holder acknowledges that this Note will be issued to Holder in reliance upon such Holder’s representation to the Company that the Note and the Conversion Securities will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Conversion Securities.

4.2 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of his investment (including the complete loss of his investment), has no need for liquidity with respect thereto, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Holder either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of the Holder’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the issuance of the Conversion Securities.

4.3 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

4.4 Restricted Securities. The Holder understands that the Conversion Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and regulations and that pursuant to these laws and regulations, the Holder must hold the Conversion Securities indefinitely unless the transfer of the Conversion Securities is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and by all applicable state securities laws.

4.5 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Holder further agrees not to make any disposition of all or any portion of the Conversion Securities unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) the Holder has notified the Company of the proposed disposition and has furnished the Company with a brief statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Conversion Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

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5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

5.1 Corporate Existence; Compliance with Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is a not participant in any joint venture, partnership or similar arrangement.

5.2 Power and Authority. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, issuance, delivery and performance of this Note by the Company has been taken.

5.3 Due Execution and Delivery. From and after its delivery to the Holder, this Note has been duly executed and delivered to the Holder by the Company, is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

5.4 Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other person or entity, required on the part of the Company in connection with the valid execution, delivery and issuance of this Note have been obtained.

5.5 Compliance with Laws; Permits. The Company is not in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. The Company has all material permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

5.6 Litigation. There is no material action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

6. Covenants of the Company.

6.1 Reservation of Securities. The Company covenants and agrees that, during the period in which this Note may be converted, to have authorized and reserved a sufficient amount of the applicable Conversion Securities into which this Note becomes convertible.

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6.2 Restricted Payments. While this Note is outstanding, the Company shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any dividends or other distributions to its equity holders or redeem or otherwise acquire any stock or stock equivalent of the Company (other than redemptions of stock from employees upon termination of employment).

6.3 Piggyback Registration. If, after the date hereof (but without any obligation to do so), the Company proposes to register (including for this purpose a registration effected by the Company for persons other than the Holder) any of its securities under the Securities Act in connection with the public offering of such securities (other than a registration (i) with respect to an employee benefit plan, or (ii) in connection with a Rule 145 transaction under the 1933 Act), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten (10) business days after delivery of such written notice by the Company to Holder, the Company shall, subject to the provisions hereof, use its reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

6.4 Stock Promotion. The Company will not participate in a promotion of its capital stock designed to artificially increase the trading volume of its capital stock and/or the price of its shares during the term of the loan and will publicly disavow any such promotion should it occur despite the Company’s best efforts to discourage such promotion.

6.5 Reverse Split. For a period of two (2) years from the date of this Note the Company shall not effect a reverse split of its outstanding shares of common stock without the approval of Holder, which approval shall not be unreasonably withheld.

6.6 No Debt Repayment. The Company agrees that no loan proceeds received under the 2021 Bridge Notes shall be used to retire existing debt.

7. Miscellaneous.

7.1 Payment. All payments under this Note shall be made in lawful tender of the United States.

7.2 Usury. In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7.3 Waiver and Amendment. With the consent of the Company and the Majority Holders, the 2021 Bridge Notes may be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2021 Bridge Notes or modifying in any manner the rights of the Holders of the 2021 Bridge Notes; provided, however, that no such amendment shall:

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(a) reduce the rate of or extend the stated time for payment of interest on this Note;

(b) reduce the principal of, or extend the Maturity Date of, this Note;

(c) make any change that impairs or adversely affects the conversion rights of this Note;

(d) make the Note payable in a currency other than that stated in this Note;

(e) impair the right of the Holder to receive payment of principal of and interest on this Note on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to this Note; or

(f) make any change in this Section 7.3 that requires each Holder’s consent, in each case without the consent of the Holder.

After any amendment to the 2021 Bridge Notes, the Company shall mail to all Holders of the 2021 Bridge Notes a notice briefly describing such amendment. However, the failure to give such notice to all the Holders of the 2021 Bridge Notes, or any defect in the notice, will not impair or affect the validity of the amendment.

7.4 Notices. All notices and other communications required or permitted under this Note or the Warrant shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to a Holder, at such Holder’s address, facsimile number or electronic mail address set forth on the signature page hereto, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address and directed to the attention of the President. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

7.5 Expenses; Attorneys’ Fees; Representation. If action is instituted to collect this Note and Holder prevails on claims in such action, the Company promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys’ fees and costs of the Holder, incurred in connection with such action. Each party to this Note hereby represents and warrants to the other party that he has had an opportunity to seek the advice of his own independent legal counsel with respect to the provisions of this Note and that his decision to execute this Note is not based on any reliance upon the advice of any other party or his legal counsel.

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7.6 Successors and Assigns. This Note may be assigned only with the written consent of the Holder and the Company. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and transferees of the parties.

7.7 Third-Party Beneficiaries. Nothing expressed or referred to in this Note is intended to or shall be construed to give any person or entity other than the parties to this Note or their respective legal representatives, successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Note or any provision contained herein.

7.8 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Nevada.

7.9 Substitute Notes. Upon (i) receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, or (ii) the request of the Holder of this Note upon surrender hereof, the Company shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as the Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon. Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note.

7.10 Waivers. The Company hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. The Company further waives any right to claim or interpose any counterclaim (other than mandatory or compulsory counterclaims) or set-off of any kind in any litigation relating to this Note or the transactions contemplated hereby.

7.11 Fully Paid Shares. All shares of capital stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

7.12 Warrant. This Note is issued together with a warrant in the form attached hereto as Exhibit A hereto for the Holder to acquire 1,000,000 shares of the Company’s common stock exercisable within two (2) years at an exercise price of $.35 per warrant share.

7.13 No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against impairment or dilution.

7.14 No Recourse. No recourse for the payment of the principal of or accrued and unpaid interest on this Note, nor for any claim based hereon or otherwise in respect hereof shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary of the Company or of any successor thereto, either directly or through the Company or any successor.

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7.15 No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for herein are cumulative and not exclusive of any remedies provided by law or under any other agreement between the Company and the Holder.

7.16 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

7.17 Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

7.18 Headings. The headings in this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

MAVERICK ENERGY GROUP, LTD.

By:	/s/ James W. McCabe
Name:	James W. McCabe
Title:	President and CEO

Address:	135 Jenkins Street
Ste. 105B #356
St. Augustine, Florida 32086

READ AND AGREED TO:

SAMLOU CORPORATION

By:	/s/ Louis Sapi
Name:	Louis Sapi
Title:	President

Address:	c/o HS+Partners
5025 Orbitor Drive, Building 4
Suite 400
Mississauga, ON. L4W 4Y5

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Exhibit A

FORM OF WARRANT

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